Exhibit 10.14b


                       AMENDMENT NO. 2 TO
        THE STOCK OPTION AGREEMENT DATED AUGUST 31, 1989

              This Amendment No. 2 to the Stock Option Agreement dated as of August 31, 1989, as amended by Amendment No. 1 (the "Agreement") is made by and between Peter J. Ratican (the "Executive") and Maxicare Health Plans, Inc., a Delaware corporation (the "Company") and dated as of April 16, 1999.


                         R E C I T A L S

              WHEREAS, the Company has entered into a Settlement and Release Agreement of even date herewith (the "Settlement Agreement") with Peter J. Ratican ("Ratican") whereunder the terms of that certain Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996, as amended by Amendment No. 1 thereto, dated February 11, 1997, Amendment No. 2 thereto, dated March 28, 1998, Amendment No. 3 thereto, dated May 8, 1998 and Amendment No. 4 thereto of even date herewith by and between the Company and Ratican (collectively, the "Employment Agreement") will terminate on June 30, 1999 (the "Termination Date");

              WHEREAS, in connection with the Settlement Agreement and this Amendment No. 2, the Company and Executive have entered into Related Agreements as defined in the Settlement Agreement

              WHEREAS, in connection with the Settlement Agreement and the Consulting Agreement, Ratican and the Company agreed to adjust the expiration date of the stock options provided under the Agreement; and

              NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and the Executive agree as follows:

              1. The effectiveness of this Amendment No. 2 shall be conditioned upon (i) the occurrence of the "Effective Date" as such term is defined in the Settlement Agreement; (ii) delivery of the fully executed Settlement Agreement and Related Agreements; (iii) the Effective Date of the Consulting Agreement between the Company and Elwood I. Kleaver, Jr. ("Kleaver") pursuant to which Kleaver agrees to function as the Company's Chief Operating Officer ("COO"); and (iv) unanimous approval of this Amendment No. 2 by the Board provided, however, that if such approval is not unanimous, Executive may elect to declare the Settlement Agreement and the Related Agreements null and void.
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              2.  Paragraph 3 is  hereby  amended  and restated in its
entirety to read as follows:

                  "The Option may be exercised  in whole or in part at
              any time or from time to time by Executive on or before 12:00 midnight, California time on December 5, 2000 (the "Expiration Date")."

              3. The following shall be added to the end of the last sentence of the first paragraph of Section 4(a):

                  "Instead of  a  payment  by  cashier's  or certified
              check, Executive may pay the Option Price by providing a copy of instructions, in a format and upon such terms as the Company shall approve, to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Option Price of such Options (a "cashless exercise")."

              4.  Paragraph 9(b) of is hereby deleted in its entirety.

              5. Except as expressly set forth herein, all of the terms and conditions contained in the Agreement shall remain in full force and effect and shall not be modified by the terms hereof.

              6. If this Amendment No. 2 does not become effective, the provisions of the Agreement shall remain in full force and effect.

              IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 to the Stock Option Agreement as of the 16 day of April, 1999.


                                MAXICARE HEALTH PLANS, INC.


                                By: /s/ Alan Bloom

                                Its: Secretary



                                "EXECUTIVE"


                                /s/ Peter J. Ratican
                                Peter J. Ratican